SUBJECT TO COMPLETION AND MODIFICATION

NELNET STUDENT LOAN FUNDING, LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS NELNET STUDENT LOAN FUNDING, LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT NELNET STUDENT LOAN FUNDING, LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, NELNET STUDENT LOAN FUNDING, LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-877-317-3161.

                                   TERM SHEET
                                 $1,350,000,000

                         STUDENT LOAN ASSET-BACKED NOTES

                        NELNET STUDENT LOAN TRUST 2008-4
                                 ISSUING ENTITY
NELNET LOGO

NELNET STUDENT LOAN FUNDING, LLC           NATIONAL EDUCATION LOAN NETWORK, INC.
           DEPOSITOR                         MASTER SERVICER AND ADMINISTRATOR

                                  NELNET, INC.
                                     SPONSOR


THE NOTES ARE OBLIGATIONS OF THE ISSUING ENTITY ONLY AND ARE PAYABLE SOLELY FROM THE PLEDGED COLLATERAL DESCRIBED IN THE INITIAL FREE-WRITING PROSPECTUS CONSISTING PRIMARILY OF STUDENT LOANS ORIGINATED UNDER THE FEDERAL FAMILY EDUCATION LOAN PROGRAM. THEY ARE NOT OBLIGATIONS OF THE SPONSOR, THE DEPOSITOR, THE ADMINISTRATOR OR ANY OF THEIR AFFILIATES.

Notes are being offered in the following classes:


                   ORIGINAL                   PRICE   UNDERWRITING                   FINAL
                   PRINCIPAL      INTEREST      TO      FEES AND    PROCEEDS TO    MATURITY
                    AMOUNT         RATE       PUBLIC  COMMISSIONS  THE TRUST(1)      DATE
                    ------         ----       ------  -----------  ------------      ----
CLASS A-1 NOTES  $286,000,000  3-month LIBOR   100%      0.16%    $286,000,000   April 27, 2015
                                 plus   %
CLASS A-2 NOTES  $481,000,000  3-month LIBOR   100%      0.20%    $481,000,000   July 25, 2018
                                 plus   %
CLASS A-3 NOTES  $147,000,000  3-month LIBOR   100%      0.25%    $147,000,000  October 25, 2019
                                 plus   %
CLASS A-4 NOTES  $395,500,000  3-month LIBOR   100%      0.35%    $395,500,000   April 25, 2024
                                 plus   %
CLASS B NOTES(2) $40,500,000  3-month LIBOR    100%      0.50%     $40,500,000  January 25, 2030
                 -----------     plus   %                          -----------
    TOTAL     $1,350,000,000                                    $1,350,000,000

  --------------------
(1) The sponsor will pay underwriting fees and commissions and the costs of issuing the notes from its own funds and not from the proceeds of the notes.
(2) All of the class B notes will be retained by the depositor or its affiliate.

        This term sheet constitutes a "free-writing prospectus" within the meaning of Rule 405 under the Securities Act of 1933, as amended. The underwriters named below are offering the notes subject to approval of certain matters by their counsel.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE-WRITING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                           JOINT BOOK-RUNNING MANAGERS


BANC OF AMERICA SECURITIES LLC     BARCLAYS CAPITAL     DEUTSCHE BANK SECURITIES

                                   CO-MANAGERS


    RBC CAPITAL MARKETS      RBS GREENWICH CAPITAL    SUNTRUST ROBINSON HUMPHREY

                                  MAY 15, 2008

        The information contained herein refers to and supplements certain of the information contained in the issuing entity's Free-Writing Prospectus, dated May 13, 2008 (the "initial free-writing prospectus").

                                    THE NOTES

DESCRIPTION OF THE NOTES. We are offering only the classes of notes described on the cover of this term sheet. We are not issuing any Euro-denominated notes as described in the initial free-writing prospectus. Accordingly, there will be no Currency Fund or currency swap agreement as described in the initial free-writing prospectus.

CLOSING DATE.  The closing date for this offering will be May 20, 2008.

PRICING DATE.  On or about May 15, 2008.

COLLECTION PERIODS.  The initial collection period will begin on May 17, 2008.

INTEREST RATES. The class A notes and the class B notes will each bear interest at a rate equal to three-month LIBOR, except for the initial accrual period, plus a margin. This margin will be set at the time of pricing. For the initial interest accrual period, the administrator will determine the LIBOR rate according to the following formula:

                  x + [4/30 * (y-x)]

                  where:     x = two-month LIBOR, and
                             y = three-month LIBOR,

in each case, as of the second business day before the start of the initial interest accrual period.

PRINCIPAL DISTRIBUTION AMOUNT.  The term "Principal Distribution Amount" means:

        o for each quarterly distribution date, the aggregate principal amount of the notes immediately prior to such quarterly distribution date, less the product of 99.01% and the Adjusted Pool Balance; and

        o on a final maturity date for any class of notes, the amount necessary to reduce the aggregate principal balance of such class to zero.

        The principal distribution amount is intended to provide credit support so that the Adjusted Pool Balance builds to and is maintained at an amount that equals 101% of the aggregate principal amount of the notes.

OVERCOLLATERALIZATION. On the closing date, the Adjusted Pool Balance will be approximately 100.8% of the aggregate principal amount of the notes.

SUBSERVICERS. Nelnet, Inc., Great Lakes Educational Loan Services, Inc. ("GLELSI"), ACS Education Services, Inc. ("ACS") and Sallie Mae Servicing, a division of Sallie Mae, Inc. ("Sallie Mae Servicing"), will act as subservicers with respect to the trust's student loans. Of the student loans the trust expects to purchase on the closing date and during the prefunding period, Nelnet, Inc., GLELSI, ACS and Sallie Mae Servicing are expected to service approximately 78.61%, 17.37%, 2.84% and 1.18% of such student loans, respectively, based on the outstanding principal balance of the student loans as of the statistical cut-off date.

OPTIONAL PURCHASE. The depositor or its assignee may, but is not required to, repurchase the remaining student loans in the trust on the earlier of the October 2018 quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance as described in the initial free-writing prospectus.

MANDATORY AUCTION. If any notes are outstanding and the depositor or its assignee does not notify the indenture trustee of its intention to exercise its right to repurchase student loans in the trust on the earlier of the October 2018 quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance, all of the remaining loans in the trust will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date as described in the initial free-writing prospectus.

IDENTIFICATION NUMBERS. The notes will have the following CUSIP Numbers, ISIN Numbers and European Common Codes:

CUSIP NUMBERS

Class A-1 Notes:      64032J AA4
Class A-2 Notes:      64032J AB2
Class A-3 Notes:      64032J AC0
Class A-4 Notes:      64032J AD8
Class B Notes:        64032J AE6

INTERNATIONAL SECURITIES IDENTIFICATION NUMBERS (ISIN)

Class A-1 Notes:      US64032JAA43
Class A-2 Notes:      US64032JAB26
Class A-3 Notes:      US64032JAC09
Class A-4 Notes:      US64032JAD81
Class B Notes:        US64032JAE64

EUROPEAN COMMON CODES

Class A-1 Notes: 036424737
Class A-2 Notes: 036424753
Class A-3 Notes: 036424770
Class A-4 Notes: 036424796
Class B Notes:   036464933


                            DESCRIPTION OF THE TRUST

THE ACQUISITION FUND. On the closing date, we will deposit into the Acquisition Fund approximately $1,317,679,687 of the proceeds from the sale of the notes, along with an additional $12,230,376 that will be received from the sponsor. Of this total amount, we will use approximately $946,058,911 to purchase student loans on the closing date. On the closing date, the trust will purchase the student loans for a price equal to 100% of their aggregate outstanding principal balance plus accrued interest.

THE PREFUNDING ACCOUNT. Approximately $383,851,152 of the deposit to the Acquisition Fund, representing approximately 28.43% of the initial principal balance of the notes and 28.90% of the initial Pool Balance, will be deposited into the Prefunding Account. We will use funds deposited in the Prefunding Account to acquire additional student loans during the prefunding period. During the prefunding period, the trust will purchase the student loans for a price equal to 100% of their aggregate outstanding principal balance plus accrued interest.

THE CAPITALIZED INTEREST FUND. Approximately $29,000,000 of the proceeds from the sale of the notes will be deposited into a Capitalized Interest Fund. If on any monthly servicing payment date or quarterly distribution date, money on deposit in the Collection Fund is insufficient to pay amounts owed to the U.S. Department of Education or to the guarantee agencies, servicing fees, trustees' fees, administration fees, interest on the notes (other than interest on the class B notes if a subordinate interest trigger event has occurred and the class A notes remain outstanding and any class B note carry-over amounts) and amounts due to any counterparty under any derivative product agreement (other than certain termination payments), then money on deposit in the Capitalized Interest Fund will be transferred to the Collection Fund to cover the deficiency, prior to any amounts being transferred from the Prefunding Account or the Reserve Fund. Amounts released from the Capitalized Interest Fund will not be replenished. On the January 2009 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $20,000,000 will be transferred to the Collection Fund. On the July 2009 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $9,000,000 will be transferred to the Collection Fund. On the January 2010 quarterly distribution date, amounts on deposit in the Capitalized Interest Fund in excess of $2,000,000 will be transferred to the Collection Fund. On the July 2010 quarterly distribution date, the indenture trustee will transfer any amounts remaining in the Capitalized Interest Fund to the Collection Fund.

THE RESERVE FUND. The trust will make a deposit to the Reserve Fund from the proceeds of the sale of the notes in the amount of $3,320,313. The Reserve Fund is subject to a minimum amount equal to the greater of 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, or 0.10% of the initial Pool Balance, or such lesser amount as may be agreed to by the rating agencies as evidenced by a rating confirmation.

                                 CAPITALIZATION

        As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes will be as follows:

                 Class A-1 Notes                   $  286,000,000
                 Class A-2 Notes                      481,000,000
                 Class A-3 Notes                      147,000,000
                 Class A-4 Notes                      395,500,000
                 Class B Notes                         40,500,000
                 Equity                                12,230,376
                                                   --------------
                         Total                     $1,362,230,376

                                 USE OF PROCEEDS

        The proceeds from the sale of the notes are expected to be applied as follows:

             Deposit to Acquisition Fund            $1,317,679,687*
             Deposit to Capitalized  Interest Fund      29,000,000
             Deposit to Reserve Fund                     3,320,313
                                                    --------------
                          Total                     $1,350,000,000

        ----------------
        *Includes $383,851,152 deposit to the Prefunding Account


                             CHARACTERISTICS OF THE
                                  STUDENT LOANS

                      (AS OF THE STATISTICAL CUT-OFF DATE)

        As of March 31, 2008, the statistical cut-off date, the characteristics of the pool of student loans we expect to purchase on the closing date and during the prefunding period were as described below. Since the date for purchase of the student loans to be acquired with the proceeds of the notes is other than the statistical cut-off date, the characteristics of those student loans will vary from the information presented below. The aggregate outstanding principal balance of the student loans in each of the following tables includes the principal balance due from borrowers, which does not include accrued interest of $33,273,983 expected to be capitalized upon commencement of repayment. The percentages set forth in the tables below may not always add to 100% and the balances may not always add to $1,294,851,192 due to rounding.

                    COMPOSITION OF THE STUDENT LOAN PORTFOLIO
                      (AS OF THE STATISTICAL CUT-OFF DATE)

Aggregate outstanding principal balance.........................  $1,294,851,192
Number of borrowers.............................................         172,162
Average outstanding principal balance per borrower..............          $7,521
Number of loans.................................................         380,169
Average outstanding principal balance per loan..................          $3,406
Weighted average annual interest rate...........................           7.05%
Weighted average remaining term (months)........................             133

.........The weighted average annual borrower interest rate shown above excludes special allowance payments. The weighted average spread, including special allowance payments, to the 91-day Treasury bill rate was 2.840% as of the statistical cut-off date. The weighted average spread, including special allowance payments, to the three-month commercial paper rate was 1.989% as of the statistical cut-off date.

                 DISTRIBUTION OF THE STUDENT LOANS BY LOAN TYPE
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                             Outstanding       Percent of Loans
                          Number of           Principal         by Outstanding
        Loan Type           Loans              Balance              Balance
        ---------           -----              -------              -------
Stafford - Subsidized      214,915        $  621,704,265             48.01%
Stafford - Unsubsidized    147,281           520,902,846             40.23
Plus                        14,689           116,401,924              8.99
GradPlus                     2,492            32,728,649              2.53
SLS                            792             3,113,508              0.24
                           -------        --------------            -------
        Total              380,169        $1,294,851,192            100.00%
                           =======        ==============            =======


               DISTRIBUTION OF THE STUDENT LOANS BY INTEREST RATE
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                            Outstanding        Percent of Loans
                         Number of           Principal          by Outstanding
     Interest Rate         Loans              Balance              Balance
     -------------         -----              -------              -------
6.50% - 6.99%             272,649         $  888,216,400             68.60%
7.00% - 7.99%              84,033            233,913,716             18.06
8.00% - 8.99%              23,379            172,148,693             13.29
9.00% and above               108                572,382              0.04
                          -------         --------------            -------
        Total             380,169         $1,294,851,192            100.00%
                          =======         ==============            =======

                DISTRIBUTION OF THE STUDENT LOANS BY SCHOOL TYPE
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                               Outstanding     Percent of Loans
                                Number of       Principal       by Outstanding
       School Type                Loans          Balance           Balance
       -----------                -----          -------           -------
4-year  institution/Graduate     219,171    $  899,384,648           69.46%
School
2-year institution               104,766       243,375,573           18.80
Vocational/Trade                  55,854       150,505,492           11.62
Other                                378         1,585,478            0.12
                                 -------    --------------          -------
        Total                    380,169    $1,294,851,192          100.00%
                                 =======    ==============          =======

          DISTRIBUTION OF THE STUDENT LOANS BY SAP INTEREST RATE INDEX
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                              Outstanding      Percent of Loans
      SAP Interest          Number of          Principal        by Outstanding
       Rate Index             Loans             Balance            Balance
       ----------             -----             -------            -------
90 Day CP Index              364,808        $1,238,779,129          95.67%
91 Day T-Bill Index           15,361            56,072,063           4.33
                             -------        --------------         -------
        Total                380,169        $1,294,851,192         100.00%
                             =======        ==============         =======


          DISTRIBUTION OF THE STUDENT LOANS BY BORROWER PAYMENT STATUS
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                             Outstanding      Percent of Loans
        Borrower           Number of          Principal        by Outstanding
     Payment Status          Loans             Balance             Balance
     --------------          -----             -------             -------
In-School                  145,220        $  534,690,083            41.29%
Grace                       48,457           137,440,730            10.61
Repayment                  106,817           342,645,618            26.46
Deferment                   53,879           182,772,442            14.12
Forbearance                 25,796            97,302,318             7.51
                           -------        --------------           -------
        Total              380,169        $1,294,851,192           100.00%
                           =======        ==============           =======

         DISTRIBUTION OF THE STUDENT LOANS BY NUMBER OF DAYS DELINQUENT
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                           Outstanding       Percent of Loans
                          Number of         Principal         by Outstanding
      Days Delinquent       Loans            Balance              Balance
      ---------------       -----            -------              -------
0 - 30                    358,379       $1,231,760,852            95.13%
31 - 60                     6,552           20,411,803             1.58
61 - 90                     6,293           17,806,992             1.38
91 - 120                    3,914           10,784,245             0.83
121 and above               5,031           14,087,300             1.09
                          -------       --------------           -------
        Total             380,169       $1,294,851,192           100.00%
                          =======       ==============           =======


            DISTRIBUTION OF THE STUDENT LOANS BY DATE OF DISBURSEMENT
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                                 Outstanding    Percent of Loans
                                    Number of     Principal     by Outstanding
   Disbursement Date                  Loans        Balance          Balance
   -----------------                  -----        -------          -------
July 1, 2006 - September 30, 2007    189,055   $  727,661,648        56.20%
October 1, 1993 - June 30, 2006      188,915      557,411,516        43.05
Pre-October 1, 1993                    2,199        9,778,027         0.76
                                     -------   --------------       -------
        Total                        380,169   $1,294,851,192       100.00%
                                     =======   ==============       =======

        Student loans disbursed prior to October 1, 1993 are 100% guaranteed by the guarantee agency. Student loans disbursed on or after October 1, 1993 and before July 1, 2006, are 98% guaranteed by the guarantee agency. Loans for which the first disbursement is made on or after July 1, 2006, and prior to October 1, 2012, are 97% guaranteed by the guarantee agency.

         DISTRIBUTION OF THE STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                              Outstanding      Percent of Loans
                              Number of        Principal        by Outstanding
       Principal Balance        Loans           Balance             Balance
       -----------------        -----           -------             -------
$0.00 - $999.99                44,030        $   26,356,092          2.04%
$1,000.00 - $1,999.99          77,184           113,463,027          8.76
$2,000.00 - $2,999.99         101,549           255,382,014         19.72
$3,000.00 - $3,999.99          52,433           181,648,815         14.03
$4,000.00 - $5,999.99          70,960           340,990,683         26.33
$6,000.00 - $7,999.99           8,692            59,457,259          4.59
$8,000.00 - $9,999.99          11,822           102,034,935          7.88
$10,000.00 - $14,999.99         8,345            95,690,572          7.39
$15,000.00 - $19,999.99         2,199            37,789,437          2.92
$20,000.00 - $24,999.99         1,358            30,162,076          2.33
$25,000.00 - $29,999.99           648            17,544,255          1.35
$30,000.00 - $34,999.99           594            18,933,343          1.46
$35,000.00 - $39,999.99           171             6,388,569          0.49
$40,000.00 - $44,999.99            96             4,018,153          0.31
$45,000.00 - $49,999.99            52             2,449,726          0.19
$50,000.00 - $54,999.99            11               570,720          0.04
$55,000.00 - $59,999.99             5               286,068          0.02
$60,000.00 - $64,999.99             3               185,906          0.01
$65,000.00 - $69,999.99             4               266,596          0.02
$70,000.00 - $74,999.99             2               143,325          0.01
$75,000.00 - $79,999.99             1                79,301          0.01
$80,000.00 - $84,999.99             1                80,291          0.01
$85,000.00 - $89,999.99             3               263,479          0.02
$90,000.00 and above                6               666,550          0.05
                              -------        --------------        -------
        Total                 380,169        $1,294,851,192        100.00%
                              =======        ==============        =======

                      DISTRIBUTION OF THE STUDENT LOANS BY
               NUMBER OF MONTHS REMAINING UNTIL SCHEDULED MATURITY
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                          Outstanding        Percent of Loans
       Number of         Number of         Principal          by Outstanding
        Months             Loans            Balance               Balance
        ------             -----            -------               -------
1 - 72                     7,438       $   11,803,011               0.91%
73 - 84                    2,489            6,226,857               0.48
85 - 96                    7,072           19,872,339               1.53
97 - 108                  23,007           73,857,162               5.70
109 - 120                 82,921          278,750,140              21.53
121 - 132                110,163          374,059,814              28.89
133 - 144                 70,200          272,594,345              21.05
145 - 156                 30,063          102,915,602               7.95
157 - 168                 16,441           55,053,454               4.25
169 - 180                 10,978           35,430,378               2.74
181 - 192                 11,214           35,514,132               2.74
193 - 204                  3,207           10,772,208               0.83
205 - 216                  1,727            5,495,687               0.42
217 - 228                  1,037            2,946,280               0.23
229 - 240                    565            1,609,571               0.12
241 - 252                    373            1,079,296               0.08
253 - 264                    101              308,949               0.02
265 - 276                    126              521,408               0.04
277 - 288                    117              916,730               0.07
289 - 300                    514            3,348,673               0.26
301 - 312                    188              961,439               0.07
313 - 324                     75              335,949               0.03
325 - 336                     51              139,851               0.01
337 - 348                     15               56,615               0.00*
349 - 360                     26               51,369               0.00*
361 or greater                61              229,931               0.02
                         -------       --------------             -------
        Total            380,169       $1,294,851,192             100.00%
                         =======       ==============             =======
----------------
        *Less than 0.005%

            DISTRIBUTION OF THE STUDENT LOANS BY GEOGRAPHIC LOCATION
                      (AS OF THE STATISTICAL CUT-OFF DATE)

        The following chart shows the geographic distribution of the student loans based on the permanent billing addresses of the borrowers as shown on the servicer's records:

                                               Outstanding      Percent of Loans
                            Number of           Principal        by Outstanding
          Location            Loans              Balance            Balance
          --------            -----              -------            -------
Alabama                       1,564         $    5,058,408            0.39%
Alaska                        1,186              4,759,361            0.37
Arizona                       9,258             28,775,878            2.22
Arkansas                        616              2,157,096            0.17
California                   33,674            167,605,536           12.94
Colorado                     25,373             72,431,270            5.59
Connecticut                   1,272              8,303,678            0.64
Delaware                         79                344,182            0.03
District of Columbia            430              1,761,983            0.14
Florida                      33,683            101,864,662            7.87
Georgia                       4,268             15,008,178            1.16
Hawaii                        2,668              9,938,136            0.77
Idaho                           306              1,359,013            0.10
Illinois                      2,810             12,718,707            0.98
Indiana                       3,517             12,358,416            0.95
Iowa                          1,627              4,996,411            0.39
Kansas                        1,561              9,716,250            0.75
Kentucky                      1,294              4,464,878            0.34
Louisiana                     7,942             23,694,719            1.83
Maine                        18,417             55,357,078            4.28
Maryland                      1,459              6,196,781            0.48
Massachusetts                 2,561             12,709,319            0.98
Michigan                     22,255             71,489,931            5.52
Minnesota                     2,049              7,089,677            0.55
Mississippi                     409              1,641,128            0.13
Missouri                      3,852             34,393,053            2.66
Montana                         237                821,763            0.06
Nebraska                     18,532             46,705,164            3.61
Nevada                        1,029              4,426,366            0.34
New Hampshire                   953              4,474,181            0.35
New Jersey                    2,477             10,374,883            0.80
New Mexico                    1,002              3,437,300            0.27
New York                      7,677             32,390,813            2.50
North Carolina                1,495              6,095,581            0.47
North Dakota                    103                312,491            0.02
Ohio                         27,043             78,214,487            6.04
Oklahoma                     15,256             50,544,115            3.90
Oregon                        1,559              8,282,077            0.64
Pennsylvania                  2,481              9,429,053            0.73
Rhode Island                    719              2,275,475            0.18
South Carolina                  609              2,566,116            0.20
South Dakota                    276                979,326            0.08
Tennessee                     7,652             22,920,848            1.77
Texas                        60,589            189,766,518           14.66
Utah                            527              2,094,643            0.16
Vermont                         257              1,108,513            0.09
Virginia                      2,545              8,276,835            0.64

                                               Outstanding      Percent of Loans
                            Number of           Principal        by Outstanding
          Location            Loans              Balance            Balance
          --------            -----              -------            -------

Washington                    1,992              8,791,270            0.68
West Virginia                   199                660,425            0.05
Wisconsin                    37,755            112,280,146            8.67
Wyoming                         298                903,997            0.07
Puerto Rico                     226              1,152,157            0.09
Virgin Islands                   48                314,496            0.02
Other/Uncoded                 2,503              9,058,427            0.70
                            -------         --------------          -------
        Total               380,169         $1,294,851,192          100.00%
                            =======         ==============          =======



                DISTRIBUTION OF THE STUDENT LOANS BY SUBSERVICER
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                                Outstanding    Percent of Loans
                           Number of             Principal      by Outstanding
         Subservicer         Loans                Balance          Balance
         -----------         -----                -------          -------
Nelnet, Inc.                297,147          $1,017,849,214          78.61%
GLELSI                       75,038             224,905,451          17.37
ACS                           5,640              36,773,445           2.84
Sallie Mae Servicing          2,344              15,323,081           1.18
                            -------          --------------         -------
        Total               380,169          $1,294,851,192         100.00%
                            =======          ==============         =======

              DISTRIBUTION OF THE STUDENT LOANS BY GUARANTEE AGENCY
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                               Outstanding      Percent of Loans
                             Number of          Principal        by Outstanding
     Guarantee Agency*         Loans             Balance            Balance
     ----------------          -----             -------            -------
     ASA                        5,141       $   24,114,806             1.86%
     COAC                      29,744           85,388,689             6.59
     CSAC                      36,333          172,479,508            13.32
     CSLF                          21              180,725             0.01
     EAC                          342            1,288,606             0.10
     ECMC                       1,895            5,041,649             0.39
     FAME                      22,130           73,018,145             5.64
     FISL                           6               40,743             0.00**
     GHEAC                        850            2,090,673             0.16
     GLHEGC                    75,918          233,050,656            18.00
     ICSAC                        812            2,296,654             0.18
     ISAC                         677            2,199,356             0.17
     KHEAA                      1,297            3,815,075             0.29
     LOSFA                      7,699           21,339,301             1.65
     LSFAC                         12              168,813             0.01
     MGA                       20,217           64,485,867             4.98
     MSLP                          70              301,380             0.02
     NELA                       2,440           10,277,854             0.79
     NHHEAA                        39              270,196             0.02
     NJOSA                      2,988            9,048,204             0.70
     NSLP                      27,915           82,035,408             6.34
     OGSLP                     15,017           48,989,313             3.78
     OSFA                      20,027           57,164,087             4.41
     PHEAA                        207            1,655,330             0.13
     RIHEAA                     2,244           12,096,999             0.93
     SHESC                      6,384           28,322,825             2.19
     SLGFA                        245              797,140             0.06
     TGSLC                     68,419          233,662,697            18.05
     TSAC                       8,691           26,575,809             2.05
     UHEAA                        227              713,506             0.06
     USAF                      22,162           91,941,177             7.10
                              -------       --------------           -------
        Total                 380,169       $1,294,851,192           100.00%
                              =======       ==============           =======
----------------
        *See "Information Relating to the Guarantee Agencies" in the initial free-writing prospectus for the full name of the guarantee agencies.
        **Less than 0.005%

                 INFORMATION RELATING TO THE GUARANTEE AGENCIES

        As of March 31, 2008, Great Lakes Higher Education Guaranty Corporation ("GLHEGC") guaranteed 10% or more of the portfolio of student loans. Information regarding GLHEGC is provided below. Except as otherwise indicated, the information regarding GLHEGC has been obtained from GLHEGC and has not been independently verified. Information regarding the other guarantee agencies guaranteeing 10% or more of the portfolio of student loans is included in the initial free-writing prospectus.

        GLHEGC is a Wisconsin nonstock, nonprofit corporation the sole member of which is Great Lakes Higher Education Corporation ("GLHEC"). GLHEGC's predecessor organization, GLHEC, was organized as a Wisconsin nonstock, nonprofit corporation and began guaranteeing student loans under the Higher Education Act in 1967. GLHEGC is the designated guarantee agency under the Higher Education Act for Wisconsin, Minnesota, Ohio, Puerto Rico and the Virgin Islands. On January 1, 2002, GLHEC (and GLHEGC directly and through its support services agreement with GLHEC), outsourced certain aspects of its student loan program guaranty support operations to GLELSI. GLHEGC continues as the "guaranty agency" as defined in Section 435(j) of the Higher Education Act and continues its default aversion, claim purchase and compliance, collection support and federal reporting responsibilities as well as custody and responsibility for all revenues, expenses and assets related to that status. GLHEGC (through its support services agreement with GLHEC) also performs oversight of all direct and outsourced student loan program operations. The primary operations center for GLHEC and its affiliates (including GLHEGC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guaranty and servicing functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally. GLHEGC will provide a copy of GLHEC's most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

        GLHEGC has entered into a Voluntary Flexible Agreement with the U.S. Department of Education pursuant to the 1998 Reauthorization Amendments. Under GLHEGC's agreement, which commenced October 1, 2000 and is currently effective through September 30, 2008, GLHEGC's revenues are tied directly to default aversion performance. Certain sources of GLHEGC's Operating Fund revenues are replaced by a single fee-for-service funding source tied directly to the percentage of delinquent loans that do not default during the measurement period. In lieu of statutory collection retention amounts, the U.S. Department of Education reimburses GLHEGC only for its actual post-default collection related expenses. This agreement also calls for GLHEGC to escrow the liquid assets of GLHEGC's Federal Fund for the benefit of the U.S. Department of Education. GLHEGC may also engage in negotiations with lenders to define whether the lender or GLHEGC will complete each of the due diligence requirements. Finally, this agreement allows GLHEGC to pilot a new approach to the claims review process, under which GLHEGC develops and implements with willing lenders and servicers a post-claim random sampling process that replaces the current claim-by-claim process.

        The information in the following tables has been provided to the Issuer from reports provided by or to the U.S. Department of Education and has not been verified by the Issuer or GLHEGC. No representation is made by the Issuer or GLHEGC as to the accuracy or completeness of this information. Prospective investors may consult the United States Department of Education Data Books and Web site http://www.ed.gov/finaid/prof/resources/data/opeloanvol.html for further information concerning GLHEGC or any other guarantee agency.

        GUARANTEE VOLUME. GLHEGC's guaranty volume for each of the last five federal fiscal years, including Stafford, Unsubsidized Stafford, SLS, PLUS, Graduate PLUS and Consolidation loan volume, was as follows:

             FEDERAL FISCAL YEAR        GUARANTY VOLUME (MILLIONS)
          -------------------------- --------------------------------

                     2003                        8,721.3
                     2004                        7,707.6
                     2005                        9,686.3
                     2006                       12,797.2
                     2007                       11,797.3

        RESERVE RATIO. Following are GLHEGC's reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

                                        FEDERAL GUARANTY RESERVE
             FEDERAL FISCAL YEAR              FUND LEVEL(1)
           ------------------------- --------------------------------

                    2003                          1.29%
                    2004                          0.99%
                    2005                          0.83%
                    2006                          0.72%
                    2007                          0.69%

        The Department of Education's website at http://www.fp.ed.gov/fp/ attachments/ activities_whatsnew/03-04-05-06-07ReserveRatioPublicReport.xls has posted reserve ratios for GLHEGC for federal fiscal years 2003, 2004, 2005, 2006 and 2007 of 1.168%, 0.646%, 0.578%, 0.517% and 0.550%, respectively. GLHEGC believes the Department of Education has not calculated the reserve ratio in accordance with the Act and the correct ratio should be 1.29%, 0.99%, 0.83%, 0.72% and 0.69%, respectively, as shown above and as explained in the following footnote. On November 17, 2006, the Department of Education advised GLHEGC that beginning in Federal Fiscal Year 2006 it will publish reserve ratios that include loan loss provision and deferred revenues. GLHEGC believes this change should more closely approximate the statutory calculation. According to the Department of Education, available cash reserves may not always be an accurate barometer of a guarantor's financial health.

        --------------------
        (1) In accordance with Section 428(c)(9) of the Higher Education Act, does not include loans transferred from the former Higher Education Assistance Foundation, Northstar Guarantee Inc., Ohio Student Aid Commission or Puerto Rico Higher Education Assistance Corporation. (The minimum reserve fund ratio under the Higher Education Act is 0.25%.)

        CLAIMS RATE. For the past five federal fiscal years, GLHEGC's claims rate has not exceeded 5%, and, as a result, the highest allowable reinsurance has been paid on all GLHEGC's claims. The actual claims rates are as follows:

                FEDERAL FISCAL YEAR             CLAIMS RATE
             -------------------------- --------------------------------

                       2003                          1.27%
                       2004                          0.68%
                       2005                          0.51%
                       2006                          0.62%
                       2007                          0.77%

        As a result of various statutory and regulatory changes over the past several years, historical rates may not be an accurate indicator of current delinquency or default trends or future claims rates.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        Because the class B notes will be retained by the depositor, Kutak Rock LLP will deliver to the trust its opinion to the effect that the class B notes will be characterized as the debt of the trust for federal income tax purposes when the class B notes are sold or otherwise transferred to an unaffiliated third party.


                         LISTING AND GENERAL INFORMATION

        The issuance of the notes was authorized by a unanimous written consent of the members and the manager of the depositor on May 14, 2008.

                 WEIGHTED AVERAGE LIVES, EXPECTED MATURITIES AND
              PERCENTAGES OF ORIGINAL PRINCIPAL REMAINING AT EACH
                    QUARTERLY DISTRIBUTION DATE FOR THE NOTES

        PREPAYMENT CONSIDERATIONS

        Generally, all of the trust's student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of the trust's student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes' final maturity date. Accordingly, in the event that the trust's student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before their final maturity date, causing a shortening of the notes' weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

        The rate of prepayments on the trust's student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on the trust's student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representations and warranties relating to the trust's student loans, and the master servicer is obligated to cause the subservicer to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of the trust in that student loan and is not cured within the applicable cure period.

        However, scheduled payments with respect to, and maturities of, the trust's student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal on a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on the trust's student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantee agencies to make guarantee payments on such student loans. In addition, the maturity of certain of the trust's student loans may extend beyond the final maturity date for a class of notes.

        See "WEIGHTED AVERAGE LIVES, EXPECTED MATURITIES AND PERCENTAGES OF ORIGINAL PRINCIPAL REMAINING AT EACH QUARTERLY DISTRIBUTION DATE FOR THE NOTES" attached hereto as Exhibit I.

                              PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in an underwriting agreement among the depositor and the underwriters named below, the depositor will agree to cause the trust to sell to each of the underwriters, and each of the underwriters will agree to purchase from the trust, the principal amount of the notes set forth opposite its name.


                       Class A-1     Class A-2    Class A-3     Class A-4     Class B
Underwriter              Notes         Notes        Notes         Notes        Notes         Total
-----------              -----         -----        -----         -----        -----         -----
Banc of America
 Securities LLC      $76,000,000  $127,700,000  $39,000,000  $105,000,000  $10,800,000   $358,500,000
Barclays Capital
 Inc.                 75,900,000   127,600,000   39,000,000   104,900,000   10,800,000    358,200,000
Deutsche Bank
 Securities Inc.      75,900,000   127,600,000   39,000,000   104,900,000   10,800,000    358,200,000
Greenwich Capital
 Markets, Inc.        19,400,000    32,700,000   10,000,000    26,900,000    2,700,000     91,700,000
RBC Capital Markets
 Corporation          19,400,000    32,700,000   10,000,000    26,900,000    2,700,000     91,700,000
SunTrust Robinson
 Humphrey, Inc.       19,400,000    32,700,000   10,000,000    26,900,000    2,700,000     91,700,000
                    ------------- ------------ ------------- ------------- ----------- ---------------
Total               $286,000,000  $481,000,000 $147,000,000  $395,500,000  $40,500,000 $1,350,000,000
                    ============  ============ ============  ============  =========== ==============


        The underwriters have advised that they propose to offer the notes to the public initially at the respective offering prices set forth below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and the dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may change.

                                                          Selling
                  Initial   Underwriting                Concessions  Reallowance
                  Public     Fees and     Proceeds to     Not to        Not to
                 Offering   Commissions   the Trust(1)    Exceed        Exceed
                 ---------  -----------   ------------   -------       ------
                   Price
Class A-1 Notes    100%          0.16%    $286,000,000    0.096%        0.048%
Class A-2 Notes    100%          0.20%    $481,000,000    0.120%        0.060%
Class A-3 Notes    100%          0.25%    $147,000,000    0.150%        0.075%
Class A-4 Notes    100%          0.35%    $395,500,000    0.210%        0.105%
Class B Notes      100%          0.50%     $40,500,000    0.300%        0.150%
----------------
(1) The sponsor will pay underwriting fees and commissions and the costs of issuing the notes from its own funds and not from the proceeds of the notes.

        The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

        Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.

        Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

        Neither the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the trust nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The notes are a new class of securities with no established trading market. The underwriters have advised that they presently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower or higher than the initial offering price or that an active trading market for the notes will develop and continue after this offering.

        The underwriting agreement will provide that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and the depositor will agree to reimburse the underwriters for the fees and expenses of their counsel. The sponsor will also enter into an indemnity agreement with the underwriters under which the sponsor will agree to indemnify the underwriters against certain civil liabilities.

        Each underwriter has represented and agreed that:

        o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the trust; and

        o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus and the accompanying prospectus attached as Appendix I thereto and this term sheet (collectively, the "pre-pricing disclosure package"), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute the pre-pricing disclosure package, in all cases at their own expense.

        The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

        The depositor or its affiliate will retain all of the class B notes for its own account. The retained notes may be resold by the depositor or its affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

                                                                       EXHIBIT I

                             WEIGHTED AVERAGE LIVES,
                       EXPECTED MATURITIES AND PERCENTAGES
         OF ORIGINAL PRINCIPAL REMAINING AT EACH QUARTERLY DISTRIBUTION
                               DATE FOR THE NOTES


        Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used to calculate prepayments in this term sheet is based on a flat, constant percentage rate ("CPR," see discussion below) of prepayment of 12% CPR.

        CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

   Monthly Prepayments = (Balance (including accrued interest to be capitalized)
                 after scheduled payments) x (1-(1-CPR) 1/12)

        The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay according to the CPR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

        The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain quarterly distribution dates under various CPR scenarios.

        For purposes of calculating the information presented in the tables, it is assumed, among other things, that:

        o the cut-off date for the student loans the trust will purchase on the closing date is as of May 31, 2008;

        o the cut-off date for the student loans the trust will purchase during the prefunding period is as of July 31, 2008;

        o       the closing date is May 20, 2008;

        o all trust student loans (as grouped within the "rep lines" described below) remain in their current status until their status end date and then move to repayment, and no trust student loan moves from repayment to any other status;

        o there are government payment delays of 30 days for interest subsidy and special allowance payments;

        o no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

        o index levels for calculation of borrower and government payments are:

                o       91-day Treasury bill rate of 1.65%; and

                o       three-month commercial paper rate of 2.58%;

        o quarterly distributions begin on July 25, 2008, and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

        o the interest rate for each class of outstanding notes at all times will be equal to:


                o       Class A-1 notes: 3.23%;

                o       Class A-2 notes: 3.43%;

                o       Class A-3 notes: 3.63%;

                o       Class A-4 notes: 4.16%; and

                o       Class B notes: 3.68%;

        o an annual administration fee equal to 0.05% of the pool balance paid quarterly by the trust to the administrator;

        o an annual trustee fee equal to 0.01% of the outstanding note balance paid quarterly by the trust to the trustee;

        o a servicing fee equal to the lesser of (i) $2.25 per borrower per month for student loans in-school, and $3.25 per borrower per month for all other student loans, in each case subject to an annual increase for inflation not to exceed 2% per annum; or
                (ii) 1/12th of 0.90% of the outstanding principal balance of the trust's student loans;

        o the Reserve Fund has an initial balance equal to $3,320,313 and at all times a balance equal to the greater of (1) 0.25% of the Pool Balance as of the close of business on the last day of the related collection period and (2) 0.10% of the initial Pool Balance;

        o all payments are assumed to be made at the end of the month and amounts on deposit in the Collection Fund and Reserve Fund, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 2.63% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period;

        o an optional redemption occurs on the earlier of the quarterly distribution date immediately following the date on which (i) the pool balance falls below 10% of the initial pool balance or
                (ii) the October 2018 quarterly distribution date; and

        o the pool of trust student loans were grouped into 253 representative loans ("rep lines"), which have been created, for modeling purposes, from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, interest rate, loan type, index, margin, rate cap and remaining term.



               WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES
                  OF THE NOTES AT VARIOUS PERCENTAGES OF CPR(1)

                                              WEIGHTED AVERAGE LIFE (YEARS)(2)
                   -------------------------------------------------------------------------------------------
CLASS                     0%                6%               12%              18%               24%
------------------  ---------------  ---------------  -----------------  ---------------  --------------------
Class A-1 Notes...        2.48             1.43             1.00             0.78              0.65
Class A-2 Notes...        5.87             4.12             3.00             2.31              1.86
Class A-3 Notes...        8.14             6.46             5.00             3.94              3.19
Class A-4 Notes...        9.83             8.78             7.50             6.26              5.19
Class B Notes.....       10.43             9.93             8.93             7.68              6.43

--------------------------------------------------------------------------------------------------------------
 CLASS                                             EXPECTED MATURITY DATE

 Class A-1 Notes...    April 25, 2012  October 25, 2010   January 25, 2010     July 25, 2009     July 25, 2009
 Class A-2 Notes...  January 25, 2016    April 25, 2014   October 25, 2012  October 25, 2011    April 25, 2011
 Class A-3 Notes...  January 25, 2017     July 25, 2015   January 25, 2014  October 25, 2012  January 25, 2012
 Class A-4 Notes...  October 25, 2018    April 25, 2018     April 25, 2017  January 25, 2016  October 25, 2014
 Class B Notes.....  October 25, 2018    April 25, 2018     April 25, 2017  January 25, 2016  October 25, 2014

-------------------
(1) Assuming for purposes of this table that, among other things, the optional redemption occurs on the earlier of (i) the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the October 2018 quarterly distribution date.
(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (i) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (ii) adding the results, and (iii) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

                                 CLASS A-1 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                              PERCENTAGES OF CPR(1)

 QUARTERLY DISTRIBUTION DATES       0%        6%       12%       18%       24%
 ----------------------------     ----      ----      ----      ----      ----
                Initial           100%      100%      100%      100%      100%
          July 25, 2008           100%       99%       98%       96%       94%
       October 25, 2008           100%       92%       83%       74%       64%
       January 25, 2009            95%       80%       64%       47%       30%
         April 25, 2009            92%       69%       47%       24%        1%
          July 25, 2009            84%       55%       26%        0%        0%
       October 25, 2009            80%       44%       10%        0%        0%
       January 25, 2010            73%       32%        0%        0%        0%
         April 25, 2010            67%       20%        0%        0%        0%
          July 25, 2010            59%        7%        0%        0%        0%
       October 25, 2010            50%        0%        0%        0%        0%
       January 25, 2011            42%        0%        0%        0%        0%
         April 25, 2011            33%        0%        0%        0%        0%
          July 25, 2011            24%        0%        0%        0%        0%
       October 25, 2011            15%        0%        0%        0%        0%
       January 25, 2012             5%        0%        0%        0%        0%
         April 25, 2012             0%        0%        0%        0%        0%

                                 CLASS A-2 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                              PERCENTAGES OF CPR(1)

 QUARTERLY DISTRIBUTION DATES       0%        6%       12%       18%       24%
 ----------------------------     ----      ----      ----      ----      ----
                  Initial         100%      100%      100%      100%      100%
            July 25, 2008         100%      100%      100%      100%      100%
         October 25, 2008         100%      100%      100%      100%      100%
         January 25, 2009         100%      100%      100%      100%      100%
           April 25, 2009         100%      100%      100%      100%      100%
            July 25, 2009         100%      100%      100%       99%       82%
         October 25, 2009         100%      100%      100%       86%       67%
         January 25, 2010         100%      100%       95%       73%       51%
           April 25, 2010         100%      100%       85%       60%       37%
            July 25, 2010         100%      100%       75%       48%       23%
         October 25, 2010         100%       96%       65%       37%       11%
         January 25, 2011         100%       89%       56%       26%        0%
           April 25, 2011         100%       81%       47%       16%        0%
            July 25, 2011         100%       73%       38%        7%        0%
         October 25, 2011         100%       66%       29%        0%        0%
         January 25, 2012         100%       59%       21%        0%        0%
           April 25, 2012          97%       51%       13%        0%        0%
            July 25, 2012          91%       44%        5%        0%        0%
         October 25, 2012          85%       37%        0%        0%        0%
         January 25, 2013          79%       30%        0%        0%        0%
           April 25, 2013          73%       23%        0%        0%        0%
            July 25, 2013          66%       16%        0%        0%        0%
         October 25, 2013          60%        9%        0%        0%        0%
         January 25, 2014          53%        2%        0%        0%        0%
           April 25, 2014          46%        0%        0%        0%        0%
            July 25, 2014          39%        0%        0%        0%        0%
         October 25, 2014          32%        0%        0%        0%        0%
         January 25, 2015          25%        0%        0%        0%        0%
           April 25, 2015          18%        0%        0%        0%        0%
            July 25, 2015          10%        0%        0%        0%        0%
         October 25, 2015           3%        0%        0%        0%        0%
         January 25, 2016           0%        0%        0%        0%        0%

                                 CLASS A-3 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                              PERCENTAGES OF CPR(1)

 QUARTERLY DISTRIBUTION DATES       0%        6%       12%       18%       24%
 ----------------------------     ----      ----      ----      ----      ----
                    Initial       100%      100%      100%      100%      100%
              July 25, 2008       100%      100%      100%      100%      100%
           October 25, 2008       100%      100%      100%      100%      100%
           January 25, 2009       100%      100%      100%      100%      100%
             April 25, 2009       100%      100%      100%      100%      100%
              July 25, 2009       100%      100%      100%      100%      100%
           October 25, 2009       100%      100%      100%      100%      100%
           January 25, 2010       100%      100%      100%      100%      100%
             April 25, 2010       100%      100%      100%      100%      100%
              July 25, 2010       100%      100%      100%      100%      100%
           October 25, 2010       100%      100%      100%      100%      100%
           January 25, 2011       100%      100%      100%      100%      100%
             April 25, 2011       100%      100%      100%      100%       66%
              July 25, 2011       100%      100%      100%      100%       34%
           October 25, 2011       100%      100%      100%       92%        4%
           January 25, 2012       100%      100%      100%       64%        0%
             April 25, 2012       100%      100%      100%       37%        0%
              July 25, 2012       100%      100%      100%       12%        0%
           October 25, 2012       100%      100%       91%        0%        0%
           January 25, 2013       100%      100%       68%        0%        0%
             April 25, 2013       100%      100%       45%        0%        0%
              July 25, 2013       100%      100%       23%        0%        0%
           October 25, 2013       100%      100%        2%        0%        0%
           January 25, 2014       100%      100%        0%        0%        0%
             April 25, 2014       100%       85%        0%        0%        0%
              July 25, 2014       100%       64%        0%        0%        0%
           October 25, 2014       100%       42%        0%        0%        0%
           January 25, 2015       100%       21%        0%        0%        0%
             April 25, 2015       100%        0%        0%        0%        0%
              July 25, 2015       100%        0%        0%        0%        0%
           October 25, 2015       100%        0%        0%        0%        0%
           January 25, 2016        84%        0%        0%        0%        0%
             April 25, 2016        58%        0%        0%        0%        0%
              July 25, 2016        33%        0%        0%        0%        0%
           October 25, 2016         7%        0%        0%        0%        0%
           January 25, 2017         0%        0%        0%        0%        0%

                                 CLASS A-4 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                              PERCENTAGES OF CPR(1)

 QUARTERLY DISTRIBUTION DATES       0%        6%       12%       18%       24%
 ----------------------------     ----      ----      ----      ----      ----
                    Initial       100%      100%      100%      100%      100%
              July 25, 2008       100%      100%      100%      100%      100%
           October 25, 2008       100%      100%      100%      100%      100%
           January 25, 2009       100%      100%      100%      100%      100%
             April 25, 2009       100%      100%      100%      100%      100%
              July 25, 2009       100%      100%      100%      100%      100%
           October 25, 2009       100%      100%      100%      100%      100%
           January 25, 2010       100%      100%      100%      100%      100%
             April 25, 2010       100%      100%      100%      100%      100%
              July 25, 2010       100%      100%      100%      100%      100%
           October 25, 2010       100%      100%      100%      100%      100%
           January 25, 2011       100%      100%      100%      100%      100%
             April 25, 2011       100%      100%      100%      100%      100%
              July 25, 2011       100%      100%      100%      100%      100%
           October 25, 2011       100%      100%      100%      100%      100%
           January 25, 2012       100%      100%      100%      100%       92%
             April 25, 2012       100%      100%      100%      100%       82%
              July 25, 2012       100%      100%      100%      100%       74%
           October 25, 2012       100%      100%      100%       96%       66%
           January 25, 2013       100%      100%      100%       88%       59%
             April 25, 2013       100%      100%      100%       80%       52%
              July 25, 2013       100%      100%      100%       73%       46%
           October 25, 2013       100%      100%      100%       66%       41%
           January 25, 2014       100%      100%       93%       60%       35%
             April 25, 2014       100%      100%       86%       54%       31%
              July 25, 2014       100%      100%       79%       48%       26%
           October 25, 2014       100%      100%       73%       43%        0%
           January 25, 2015       100%      100%       66%       38%        0%
             April 25, 2015       100%      100%       60%       33%        0%
              July 25, 2015       100%       93%       54%       29%        0%
           October 25, 2015       100%       85%       49%       25%        0%
           January 25, 2016       100%       78%       43%        0%        0%
             April 25, 2016       100%       71%       38%        0%        0%
              July 25, 2016       100%       64%       33%        0%        0%
           October 25, 2016       100%       57%       29%        0%        0%
           January 25, 2017        93%       51%       24%        0%        0%
             April 25, 2017        84%       44%        0%        0%        0%
              July 25, 2017        74%       38%        0%        0%        0%
           October 25, 2017        65%       32%        0%        0%        0%
           January 25, 2018        56%       26%        0%        0%        0%
             April 25, 2018        48%        0%        0%        0%        0%
              July 25, 2018        40%        0%        0%        0%        0%
           October 25, 2018         0%        0%        0%        0%        0%

                                  CLASS B NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                              PERCENTAGES OF CPR(1)

 QUARTERLY DISTRIBUTION DATES       0%        6%       12%       18%       24%
 ----------------------------     ----      ----      ----      ----      ----
                    Initial       100%      100%      100%      100%      100%
              July 25, 2008       100%      100%      100%      100%      100%
           October 25, 2008       100%      100%      100%      100%      100%
           January 25, 2009       100%      100%      100%      100%      100%
             April 25, 2009       100%      100%      100%      100%      100%
              July 25, 2009       100%      100%      100%      100%      100%
           October 25, 2009       100%      100%      100%      100%      100%
           January 25, 2010       100%      100%      100%      100%      100%
             April 25, 2010       100%      100%      100%      100%      100%
              July 25, 2010       100%      100%      100%      100%      100%
           October 25, 2010       100%      100%      100%      100%      100%
           January 25, 2011       100%      100%      100%      100%      100%
             April 25, 2011       100%      100%      100%      100%      100%
              July 25, 2011       100%      100%      100%      100%      100%
           October 25, 2011       100%      100%      100%      100%      100%
           January 25, 2012       100%      100%      100%      100%      100%
             April 25, 2012       100%      100%      100%      100%      100%
              July 25, 2012       100%      100%      100%      100%      100%
           October 25, 2012       100%      100%      100%      100%      100%
           January 25, 2013       100%      100%      100%      100%      100%
             April 25, 2013       100%      100%      100%      100%      100%
              July 25, 2013       100%      100%      100%      100%      100%
           October 25, 2013       100%      100%      100%      100%      100%
           January 25, 2014       100%      100%      100%      100%      100%
             April 25, 2014       100%      100%      100%      100%      100%
              July 25, 2014       100%      100%      100%      100%      100%
           October 25, 2014       100%      100%      100%      100%        0%
           January 25, 2015       100%      100%      100%      100%        0%
             April 25, 2015       100%      100%      100%      100%        0%
              July 25, 2015       100%      100%      100%      100%        0%
           October 25, 2015       100%      100%      100%      100%        0%
           January 25, 2016       100%      100%      100%        0%        0%
             April 25, 2016       100%      100%      100%        0%        0%
              July 25, 2016       100%      100%      100%        0%        0%
           October 25, 2016       100%      100%      100%        0%        0%
           January 25, 2017       100%      100%      100%        0%        0%
             April 25, 2017       100%      100%        0%        0%        0%
              July 25, 2017       100%      100%        0%        0%        0%
           October 25, 2017       100%      100%        0%        0%        0%
           January 25, 2018       100%      100%        0%        0%        0%
             April 25, 2018       100%        0%        0%        0%        0%
              July 25, 2018       100%        0%        0%        0%        0%
           October 25, 2018         0%        0%        0%        0%        0%

---------------
(1) Assuming for purposes of these tables that, among other things, the optional redemption occurs on the earlier of (i) the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the October 2018 quarterly distribution date.

        The above tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

                                 $1,350,000,000

                        NELNET STUDENT LOAN TRUST 2008-4
                                 ISSUING ENTITY



          $286,000,000     CLASS A-1 STUDENT LOAN ASSET-BACKED NOTES

          $481,000,000     CLASS A-2 STUDENT LOAN ASSET-BACKED NOTES

          $147,000,000     CLASS A-3 STUDENT LOAN ASSET-BACKED NOTES

          $395,500,000     CLASS A-4 STUDENT LOAN ASSET-BACKED NOTES

           $40,500,000     CLASS B STUDENT LOAN ASSET-BACKED NOTES




                        NELNET STUDENT LOAN FUNDING, LLC
                                    DEPOSITOR

                      NATIONAL EDUCATION LOAN NETWORK, INC.
                        MASTER SERVICER AND ADMINISTRATOR

                                  NELNET, INC.
                                     SPONSOR




                           JOINT BOOK-RUNNING MANAGERS


BANC OF AMERICA SECURITIES LLC     BARCLAYS CAPITAL     DEUTSCHE BANK SECURITIES


                                CO-MANAGERS

  RBC CAPITAL MARKETS      RBS GREENWICH CAPITAL      SUNTRUST ROBINSON HUMPHREY


                                  MAY 15, 2008